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                                                                    EXHIBIT 10.1

                                  RESOLUTIONS
                           OF THE BOARD OF DIRECTORS
                               OF AMAX GOLD INC.


     WHEREAS, Amax Gold Inc. (the "Company") maintains the Deferred Compensation Plan for Members of the Board of Directors of Amax Gold Inc. (the "Directors' Plan"), the Amax Gold Inc. 1992 Stock Option Plan (the "Option Plan"), the Amax Gold Inc. Key Employees Long-Term Incentive Plan (the "Incentive Plan") and the Amax Gold Inc. Separation Plan for Key Employees (the "Separation Plan") (collectively, the "Plans"); and

     WHEREAS, each of the Plans, by its terms, permits the Board of Directors of the Company (the "Board") to amend the applicable Plan; and

     WHEREAS, the Company wishes to make certain clarifying amendments to the Plans, effective February 9, 1998; and

     WHEREAS, the Board wishes to take certain actions with respect to the Option Plan that relate to the proposed merger of the Company and Kinross Gold Corporation; and

     NOW, THEREFORE, it is hereby

I.  PLAN AMENDMENTS
    ---------------

     RESOLVED that, effective February 9, 1998, each of the Plans shall hereby be amended as follows:

     1.   Deferred Compensation Plan for Members of the Board of
          -------------------------------------------------------
          Directors of Amax Gold Inc.
          ---------------------------

          Paragraph 3 of Section 3.02 of the Directors' Plan is hereby amended in its entirety to read as follows:

     "The amount of Stock in each Participant's Account shall be appropriately adjusted and modified upon the occurrence of any stock split, reverse stock split, stock dividend, or stock consolidation. In the event that the outstanding shares of Stock are exchanged for the stock of the surviving entity in connection with a merger of the Company with another entity, the Stock credited to Participants' Accounts

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     shall be automatically converted into the stock of such surviving entity.
     After the stock of the surviving entity is credited to Participants' Accounts, dividends shall be credited thereto in the same manner as dividends were credited on Stock credited to the Participants' Accounts prior to the merger. Notwithstanding Section 4.03, following a conversion of the Stock in the Participants' Accounts into the stock of the surviving entity, distributions from the Plan shall be made in the stock of such surviving entity."

   2.  Amax Gold Inc. 1992 Stock Option Plan
       -------------------------------------

       Paragraph 3 of Section 8(c) of the Option Plan is hereby amended and restated in its entirety to read as follows:

     "Notwithstanding the immediately preceding two paragraphs, in the event of a Change in Control, any optionee who holds an option granted under this Plan shall be entitled to elect, during the 60-day period immediately following such Change in Control, in lieu of acquiring the shares of Common Stock covered by such option, to receive, and the Company shall be obligated to pay, the Change in Control Settlement Value (as defined in
     Section 8(h) hereof) with respect to shares of Common Stock up to the number of shares covered by such option, which amount shall be paid in cash within 15 days after (i) the Change in Control, if the Change in Control is a transaction, or (ii) the closing of the transaction connected with a Change in Control, if the Change in Control is not itself a transaction (e.g., if the Change in Control is shareholder approval of a merger);
      ----
     provided that if an optionee's election is made on or after the event described in clause (i) or (ii) above (as applicable), the amount shall be paid in cash within 15 days after such election."

   3.  Amax Gold Inc. Key Executives' Long-Term
       -----------------------------------------
       Incentive Plan
       --------------

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        The last sentence of Section 4.1(b) of the Incentive Plan is hereby amended to read as follows:

     "Any such payment pursuant to this paragraph (b) shall be made in a lump-sum within 15 days after (i) the Change in Control, if the Change in Control is a transaction, or (ii) the closing of the transaction connected with the Change in Control, if the Change in Control is not itself a transaction (e.g., if the Change in Control is shareholder approval of a
                  ----
     merger)."

   4.  Amax Gold Inc. Separation Plan for Key Employees
       ------------------------------------------------

   (i)  Section 1.1 of the Separation Plan is hereby amended as follows:

          (A) By changing the definition of "Separation from Service" in its entirety to read as follows:

          "'Separation from Service' means termination of an Eligible Employee's employment with the Company, within 12 months following a Change of Control or in anticipation thereof, either (i) by the Company or by the Successor (as applicable) without Cause or (ii) by the Eligible Employee for Good Reason."

          (B) By adding the definition of the term "Cause," to read as follows:

          "'Cause' means (i) substantial and continued failure by the Eligible Employee to perform his services and duties to the Company (or the Successor, as applicable), (ii) any act of fraud or embezzlement against the Company (or the Successor, as applicable), or (iii) the conviction, or pleading guilty or no contest, to a felony."

          (C) By adding the definition of the term "Good Reason," to read as follows:

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          "'Good Reason'" means any of the following events:  (i) material reduction in the Eligible Employee's compensation, benefits, title or duties, or (ii) a change in the Eligible Employee's principal place of employment which is more than 35 miles away from the Eligible Employee's pre-Change of Control place of employment, and more than 35 miles away from the Eligible Employee's primary residence."

   (ii) Section 2.1(a) of the Separation Plan is hereby amended in its entirety to read as follows:

     "Except as set forth in Subsections (b) and (c), an Eligible Employee who incurs a Separation from Service shall be eligible to receive Benefits."

   (iii) Section 2.1(b)(2) of the Separation Plan is hereby amended in its entirety to read as follows:

     "the Eligible Employee has a Separation from Service, and a Successor offers the Eligible Employee Comparable Employment following a Change of Control, regardless of whether the Eligible Employee accepts such offer, unless the principal place of business at which the Eligible Employee is offered such Comparable Employment is more than 35 miles away from the Eligible Employee's pre-Change of Control principal place of employment, and more than 35 miles away from the Eligible Employee's primary residence."


II.  OPTION PLAN:  ACCELERATION OF VESTING AND APPROVAL
     ---------------------------------------------------
  OF CERTAIN PAYMENTS
  -------------------

     RESOLVED, that, pursuant to the authority granted to the Board under the Option Plan, all options granted under the Option Plan which are unvested on the date of the "Change in Control" (as defined in the Option Plan) which is caused by actions taken pursuant to the Merger Agreement, dated as of February 8, 1998 among the Company, Kinross and Kinross Merger

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Corporation (the "Kinross Change in Control") shall become fully vested and exercisable at the time of the Kinross Change in Control; provided that such full vesting shall not occur if (i) the combination of the Company and Kinross in accordance with the Merger Agreement is intended by the Company to be accounted for under the "pooling of interests" method for purposes of Canadian accounting and (ii) the Company's auditors advise that such full vesting would, if implemented, cause such pooling of interests method to be unavailable; and

        RESOLVED, that the payments by the Company or its successor to holders of options granted under the Option Plan, made in accordance with the "cashout" election provided to such persons under the Option Plan on account of the Kinross Change in Control, be, and they hereby are, approved with respect to persons who are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended.


III.  GENERAL
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        FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to execute and deliver such contracts, instruments and other documents, and to take any and all such actions as may be necessary or advisable to carry out the intent of the foregoing resolutions.

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        IN WITNESS WHEREOF, the undersigned hereby have duly executed these
Resolutions as of the    day of February 1998.




                                                 Milton H. Ward




                                                 Richard H. Block




                                                 Allen Born




                                                 Gerald J. Malys




                                                 Vernon Taylor, Jr.




                                                 Russell L. Wood

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